UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina		27587
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 below is incorporated by reference in this item.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 28, 2013, PowerSecure, Inc., a Delaware corporation (the “Company”), through its wholly-owned subsidiary PowerSecure, Inc. , a Delaware corporation (“PowerSecure”), acquired certain assets, including contracts with customers relating to energy efficiency projects, of the ESCO business of Lime Energy Services Co. (“LESCO”), a Massachusetts corporation and wholly-owned subsidiary of Lime Energy Co., a Delaware corporation (“Lime”). The acquired ESCO business involves the design, installation and maintenance of energy conservation measures, primarily as a subcontractor to large energy service company providers, for the benefit of commercial, industrial and institutional customers as end users, as well as a prime contractor directly to such end users. LESCO is retaining its other businesses, including small business direct install and similar programs involving energy efficiency and related projects for utility customers with a site electrical demand of 350 kW or less and for which such electric utility pays a rebate or other incentive that such administrator and/or implementor provides, directly or indirectly, to such customers on behalf of such utility.

The acquisition was consummated pursuant to an Asset Purchase and Sale Agreement, dated as of February 28, 2013 (the “Purchase Agreement”), by and among LESCO, as the seller, Lime, as the seller’s parent, and PowerSecure, as the purchaser. The purchase price for the acquired assets consisted of approximately $1.9 million in cash, subject to a post-closing confirmation of the amount of the negative net working capital balance, plus the assumption of approximately a negative $3.7 million net working capital balance. The negative net working capital that was assumed by the Company consisted of approximately $6.3 million in accounts receivable and other current assets and approximately $9.9 million in trade payables and other debts, liabilities and obligations relating to the acquired business and assumed contracts. The assumed contracts will require the consent of the customers to complete the assignment, so PowerSecure and LESCO have entered into a subcontracting arrangement in the interim to facilitate PowerSecure obtaining the rights and benefits, and taking on the duties and obligations, of LESCO under the assumed contracts after the closing.

The acquisition was effective as of the end of the day on February 28, 2013. In connection with the acquisition, PowerSecure entered into certain indemnifications to the surety on the bonds for certain projects that were bonded prior to the closing by LESCO, and will continue to do so after the closing with respect to the assumed contracts until the projects are completed or until the consents are obtained and the bonding can be completed in PowerSecure’s name directly.

The Purchase Agreement contains customary representations and warranties as well as indemnification obligations by LESCO and Lime, on the one hand, and by PowerSecure, on the other hand, to each other. In addition, the Purchase Agreement contains a five year covenant not to compete by LESCO and Lime against PowerSecure and its affiliates in the acquired business, subject to certain exceptions related to their retained businesses, and related customary restrictive covenants. Correspondingly, the Purchase Agreement contains a five year covenant not to compete by PowerSecure against LESCO and Lime and their affiliates in the retained business relating to small business direct install programs and related customary restrictive covenants, subject to certain exceptions such as for PowerSecure’s current business.

The board of directors of PowerSecure, the board of directors and the sole shareholder of LESCO, and the board of directors of Lime have approved the Purchase Agreement and the transactions contemplated hereby.

The foregoing description of the Purchase Agreement is a summary of, and does not purport to be a complete statement of, the Purchase Agreement or the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by this reference.

Cautionary Note Regarding the Purchase Agreement

The Purchase Agreement has been attached as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about LESCO, Lime or PowerSecure. The Purchase Agreement contains representations and warranties made by LESCO, Lime and PowerSecure. Such representations and warranties were made only for the purposes of the Purchase Agreement, are solely for the benefit of the parties to the Purchase Agreement, and are not intended to be and should not be relied upon by any other person. In addition, these representations and warranties should not be treated as establishing matters of fact, but rather as a way of allocating risk between the parties. Moreover, certain of the representations and warranties may be subject to limitations agreed upon by the parties to the Purchase Agreement and are qualified by information in confidential disclosure schedules provided by LESCO and Lime to PowerSecure. These representations and warranties may apply standards of materiality in a way that is different from what may be material to investors, and were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement and are subject to more recent developments. Accordingly, investors are not third party beneficiaries under the Purchase Agreement and should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the LESCO, Lime, PowerSecure, the acquired business, the acquired assets, the assumed contracts or otherwise.

Item 7.01	Regulation FD Disclosure.

On March 1, 2013, the Company issued a press release announcing that the purchase of the ESCO business of LESCO referred to in Item 1.01 of this Report, the full text of which is attached to this Report as Exhibit 99.1 and incorporated herein by this reference. In the press release, the Company also announced that it will hold a conference call to discuss this acquisition at 8:30 a.m., Eastern time, on March 1, 2013.

The press release filed herewith as Exhibit 99.1 contains forward-looking statements, including statements relating to the projected financial results of the acquired ESCO business and the success of the business, which are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company is included in the Company’s most recent Annual Report on Form 10-K and in subsequent reports, including the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Asset Purchase and Sale Agreement, dated as of February 28, 2013, among Lime Energy Services Co., Lime Energy Co. and PowerSecure, Inc.

99.1	Press Release of PowerSecure International, Inc., issued March 1, 2013, announcing the acquisition of the ESCO business

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Executive Vice President and Chief Financial Officer

Dated: March 1, 2013

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